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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-58129, 2-92048, 2-97522, 2-97523, 333-92615, 333-92617 and 333-110663) of AMC Entertainment Inc. of our report dated June 21, 2004, except for Note 17 as to which the date is July 30, 2004, relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
July 30, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM